Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2007, accompanying the consolidated financial statements and schedule included in the Annual Report of Salary.com, Inc. on Form 10-K for the years ended March 31, 2007 and 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Salary.com, Inc. on Form S-8 (File No. 333-141204, effective March 9, 2007).

/s/ GRANT THORNTON LLP

Boston, Massachusetts

June 22, 2007